EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-66440) pertaining to the Kerr-McGee Corporation Savings Investment Plan of our report dated June 23, 2006, with respect to the financial statements and schedules of the Kerr-McGee Corporation Savings Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ ERNST & YOUNG LLP

Oklahoma City, Oklahoma
June 23, 2006